MAGGIEMOO'S INTERNATIONAL, LLC
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31, 2006, DECEMBER 25, 2005
AND DECEMBER 26, 2004

Peacock, Condron, Anderson & Co.

TABLE OF CONTENTS

Peacock, Condron,
Anderson & Co.

INDEPENDENT AUDITORS' REPORT

To the Members
MaggieMoo's International, LLC
Columbia, Maryland

We have audited the accompanying consolidated balance sheets of MaggieMoo's International, LLC, a Delaware limited liability company, and Subsidiary as of December 31, 2006 and December 25, 2005 and the related consolidated statements of operations, members' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of MaggieMoo's International, LLC and Subsidiary for the year ended December 26, 2004, were audited by other auditors whose report dated March 15, 2005, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MaggieMoo's International, LLC and Subsidiary as of December 31, 2006 and December 25, 2005 and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Peacock, Condron, Anderson + Co.

Columbia, Maryland
March 26, 2007

6851 Oak Hall Lane Suite 300 Columbia, MD 21045
Tel: 410.720.5220 800.820.2668 Fax: 410.381.2524 www.pca-group.com

MAGGIEMOO'S INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006, DECEMBER 25, 2005, AND DECEMBER 26, 2004

ASSETS

	2006	2005	2004
CURRENT ASSETS:			
Cash and cash equivalents	$ 929,066	$ 1,346,788	$ 711,463
Accounts and note receivable, less allowance for doubtful receivables of $86,631, $131,294, and $133,079, for 2006, 2005 and 2004, respectively	272,897	131,391	556,073
Prepaid expenses and supplies	179,611	99,252	106,611
Restricted cash in escrow accounts	-	-	55,960
Total current assets	1,381,574	1,577,431	1,430,107
PROPERTY AND EQUIPMENT - at cost, net of accumulated depreciation and amortization	600,120	507,500	483,177
OTHER ASSETS:			
Goodwill and other intangibles	133,597	184,565	135,811
Security deposits	28,052	22,755	31,290
Assets held for resale	81,628	47,531	36,458
Total other assets	243,277	254,851	203,559
TOTAL ASSETS	$2,224,971	$2,339,782	$2,116,843

See accompanying notes.

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

	2006	2005	2004
CURRENT LIABILITIES:			
Accounts payable and accrued liabilities	$ 1,095,715	$ 1,215,941	$ 1,176,194
Capital lease obligations	38,850	49,076	42,554
Notes payable	878,581	68,928	-
Acquisition debt	88,686	148,987	214,146
Unredeemed gift certificates	65,268	56,304	305,281
Deferred revenue	875,000	1,390,500	1,257,000
Total current liabilities	3,042,100	2,929,736	2,995,175
LONG-TERM LIABILITIES:			
Deferred lease obligation	82,248	92,562	74,605
Notes payable, net of current portion	356,402	151,893	-
Capital lease obligations, net of current portion	12,868	46,697	94,228
Total long-term liabilities	451,518	291,152	168,833
Total liabilities	3,493,618	3,220,888	3,164,008
MEMBERS' EQUITY (DEFICIT):			
Common interests	7,050,394	6,912,008	6,046,410
Accumulated deficit	(8,319,041)	(7,793,114)	(7,093,575)
Net members' equity (deficit)	(1,268,647)	(881,106)	(1,047,165)
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$2,224,971	$ 2,339,782	$ 2,116,843

MAGGIEMOO'S INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006, DECEMBER 25, 2005, AND DECEMBER 26, 2004

	2006	2005	2004
REVENUE:			
Franchise fees	$ 2,194,657	$ 2,265,355	$ 1,692,508
Royalties	2,388,230	2,036,795	1,689,465
Company stores	1,945,353	1,331,049	1,158,477
Total revenue	6,528,240	5,633,199	4,540,450
OPERATING EXPENSES:			
Company stores:			
Cost of goods sold	536,594	338,648	339,683
Operating expenses	1,614,707	1,049,744	860,208
Franchise selling, operating, general and administrative	5,456,797	5,543,119	4,932,774
Other	-	-	15,707
Total operating expenses	7,608,098	6,931,511	6,148,372
OPERATING LOSS	(1,079,858)	(1,298,312)	(1,607,922)
OTHER INCOME	553,931	598,773	157,445
NET LOSS	$ (525,927)	$ (699,539)	$ (1,450,477)

See accompanying notes.

MAGGIEMOO'S INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006, DECEMBER 25, 2005, AND DECEMBER 26, 2004

	Members' Capital		Accumulated	
	Series A	Common	Deficit	Total
Balance at December 28, 2003	$ 4,950,143	$ 680,000	$(5,643,098)	$ (12,955)
Capital contributions	-	450,000	-	450,000
Conversion of Series A interests into Common interests	(4,950,143)	4,950,143	-	-
Redemption of Common interests	-	(33,733)	-	(33,733)
Net loss	-	-	(1,450,477)	(1,450,477)
Balance at December 26, 2004	-	6,046,410	(7,093,575)	(1,047,165)
Capital contributions	-	865,598	-	865,598
Net loss	-	-	(699,539)	(699,539)
Balance at December 25, 2005	-	6,912,008	(7,793,114)	(881,106)
Capital contributions	-	138,386	-	138,386
Net loss	-	-	(525,927)	(525,927)
Balance at December 31, 2006	$ -	$ 7,050,394	$(8,319,041)	$(1,268,647)

See accompanying notes.

MAGGIEMOO'S INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, DECEMBER 25, 2005, AND DECEMBER 26, 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:			
Net loss	$ (525,927)	$ (699,539)	$(1,450,477)
Adjustments to reconcile net loss to net cash used in operating activities:			
Depreciation of property and equipment	198,332	181,010	102,227
Amortization of intangible assets	8,658	14,396	14,397
Write off of debt due to statute of limitation	(1,390)	(65,159)	-
Gain on store resales	(502,047)	(287,745)	(157,445)
Loss on disposal of property and equipment	152,591	-	-
Changes in assets and liabilities:			
Accounts and note receivable	(141,506)	424,682	74,411
Prepaid expenses and supplies	(80,359)	7,359	(65,374)
Security deposits	(5,297)	8,535	(2,396)
Accounts payable and accrued liabilities	(120,226)	39,747	536,958
Unredeemed gift certificates	8,964	(248,977)	119,913
Deferred revenue	(515,500)	133,500	(78,226)
Deferred lease obligation	(10,314)	17,957	(16,330)
Net cash used in operating activities	(1,534,021)	(474,234)	(922,342)
CASH FLOWS FROM INVESTING ACTIVITIES:			
Acquisition of property and equipment	(443,543)	(260,893)	(156,853)
Goodwill and other intangibles	42,310	(63,150)	-
Proceeds from sales of stores	1,175,000	380,000	-
Acquisition of store assets purchased for resale	(707,050)	(47,768)	(90,233)
Net cash provided (used) by investing activities	66,717	8,189	(247,086)
CASH FLOWS FROM FINANCING ACTIVITIES:			
Repayment of notes payable	(214,749)	-	-
Proceeds from notes payable	1,170,000	220,821	-
Repayment of capital lease obligation	(44,055)	(41,009)	-
Contribution by common members	138,386	865,598	450,000
Restricted cash in escrow accounts	-	55,960	20,538
Redemption of common interests	-	-	(33,733)
Net cash provided by financing activities	1,049,582	1,101,370	436,805
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(417,722)	635,325	(732,623)
Cash and cash equivalents at beginning of year	1,346,788	711,463	1,444,086
Cash and cash equivalents at end of year	$ 929,066	$ 1,346,788	$ 711,463

MAGGIEMOO'S INTERNATIONAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT'D)
FOR THE YEARS ENDED DECEMBER 31, 2006, DECEMBER 25, 2005, AND DECEMBER 26, 2004

	2006	2005	2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:			
Store resale in exchange for a note receivable	$ 50,000	$ -	$ 206,481
Cash paid during the year for interest	$ 52,810	$ 23,430	$ 2,585

NONCASH FINANCING INFORMATION

The Company acquired $39,615 of equipment with funds from a note payable agreement during the year ended December 31, 2006

See accompanying notes.

MAGGIEMOO'S INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2006, DECEMBER 25, 2005 AND DECEMBER 26, 2004

1. PURPOSE OF ORGANIZATION

MaggieMoo's International, LLC (the Company), a Delaware limited liability company, was formed on November 1, 1996. The Company operates a franchising business of ice cream stores under the name MaggieMoo's and MaggieMoo's Ice Cream and Treatery with approximately 177 franchises and three Company owned and managed retail stores. The consolidated financial statements of the Company include MaggieMoo's International, LLC and its wholly owned subsidiary MaggieMoo's of Alexandria, LLC, after elimination of all significant inter-company transactions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting and, accordingly, reflect all significant receivables, payables and other liabilities.

Fiscal Year

The Company began reporting results on a 52-53 week fiscal year in 2003. The fiscal year ends on the Sunday closest to the calendar year end. The year ended December 31, 2006 is a 53 week year and the years ended December 25, 2005 and December 26, 2004 are 52 week years.

Cash and Cash Equivalents

Cash and cash equivalents include amounts invested in short-term investments with original maturities of 90 days or less. Certain cash accounts were restricted as they were held in escrow accounts for franchisees based on state regulations.

Accounts Receivable

Accounts receivable include royalties on franchisee sales and marketing fund contributions due directly from franchisees or from vendors who have collected fees from franchisees as agents for the Company. Accounts receivable also includes franchise and development fees relating to new franchises. Receivables are valued at management's estimate of the amount that will ultimately be collected.

The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss experience, the franchisee's ability to pay, and the general economy. Accounts receivable are written off when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. The Company capitalizes property and equipment costing over $500. Depreciation on property and equipment is recorded using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized over the lesser of the estimated useful lives of the related assets or the lease term including extensions.

Assets Held for Resale

At times, the Company may acquire a store from a franchisee and operate the establishment while holding the property for resale. The carrying value is tested periodically for impairment. The operating results of such stores are included in the company stores' revenue and expense.

Revenue Recognition

Initial franchise and area development fees are recognized as revenue when there has been substantial performance by the franchisor of its principle obligations under the terms of the franchise agreement, including site approval. Fees received prior to the franchisor fulfilling its obligations are recorded as deferred revenue and are generally nonrefundable. Consistent with industry practice such deferred revenue is considered a current liability. Royalty revenues are recognized when gross sales are reported by franchisees. Revenues from Company owned stores are recognized at point of sale.

Goodwill and Other Intangibles

Goodwill is not amortized, but reviewed annually for impairment, with charges being recorded only if impairment is found to exist. The Company performed its annual impairment tests at the end of 2006, 2005 and 2004 and determined that no impairment had occurred. Other intangibles include the costs of website development which have been fully amortized.

Royalty Income

Royalties are generally due weekly. Other fees are due over various terms based upon state regulations and franchise agreements.

Deferred Lease Liability

The Company accounts for rental holidays and escalating payments under its corporate office lease and store leases by spreading the lease payments evenly over the entire term of the lease.

Marketing Costs

Franchises and company-owned stores contribute up to 2% of sales to a marketing fund. Marketing costs are expensed as incurred. The franchise system incurred $875,311, $632,198, and $554,278 of marketing costs during fiscal 2006, 2005, and 2004, respectively of which the marketing fund contributed $841,754, $700,538, and $452,463. In 2006 and 2004 the balance was paid by the Company and is reflected in franchise selling, operating, general and administrative expense. Franchisee marketing fees are not reflected in revenue; however, franchisee required contributions are included in accounts receivable. The franchise agreements generally permit the Company to recover from the marketing fund the shortfalls paid by the Company. If the Company recovers the shortfall it will reflect it as a reduction of marketing expense when received.

Financial Instruments

The fair value financial instruments classified as current assets and liabilities, including cash and cash equivalents, accounts receivable, accounts payable and acquisition debt approximate carrying value, due to the short-term nature of these items.

Equity-Based Compensation

The Company has an Employee Option Plan ("Plan"), which is described more fully in Note 9. The Company applies APB Opinion 25, *"Accounting for Stock Issued to Employees,"* and related interpretations in accounting for its plans. The effect on net income had the Company applied the fair value recognition provisions of FASB Statement 123, *"Accounting for Stock-Based Compensation,"* using the assumptions described in Note 9, to the Plan is immaterial.

Income Tax

The Company is a Limited Liability Company (LLC), and taxable income (loss) is required to be reported by the individual members. Accordingly, income taxes are not provided for in the financial statements.

Unredeemed Gift Certificates

Gift certificates are generally issued with expiration dates of approximately one year. The Company estimates its gift certificate redemption obligation based on an estimate of certificates issued but not redeemed.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2006	2005	2004
Leasehold improvements	$ 386,900	$ 395,278	$ 304,019
Equipment under capital lease	136,782	136,782	136,782
Store equipment	228,373	114,642	141,532
Furniture and fixtures	147,988	146,769	221,285
Office and computer equipment	226,135	99,177	75,780
	1,126,178	892,648	879,398
Less accumulated depreciation and amortization	(526,058)	(385,148)	(396,221)
Net property and equipment	$ 600,120	$ 507,500	$ 483,177

4. GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangibles consist of the following:

	2006	2005	2004
Goodwill, net	$ 133,597	$ 175,907	$ 112,757
Website development costs	71,983	71,983	71,983
Less amortization of website	(71,983)	(63,325)	(48,929)
	$ 133,597	$ 184,565	$ 135,811

At year end 2006, 2005, and 2004, the goodwill balance represents the original balance associated with acquisition, reduced by accumulated amortization prior to fiscal 2002 in the amount of $48,930. At year end 2006, the balance also includes goodwill of $52,640 attributable to the Company purchase of a treatery in Severna Park, Maryland during 2006. At year end 2005, the balance also includes goodwill of $63,150 attributable to the Company purchase of a treatery in Fells Point, Maryland during 2005. The property was sold during the year ended 2006.

5. DEBT

Long-term debt consists of the following:

	2006	2005
On May 15, 2006, the Company entered into a loan agreement with a lender to borrow $250,000. The loan bears interest of 10.48% and is secured by the Company's property and equipment. Principle and interest of $4,690 are due monthly through May 15, 2012.	$ 229,217	$ -
On June 30, 2006, the Company entered into a loan agreement with a lender to borrow $170,000. The loan bears interest of 10.48% and is secured by the Company's property and equipment. Principle and interest payments of $3,259 are due monthly through June 30, 2012.	159,121	-
On October 11, 2006, the Company entered into a loan agreement with a lender to borrow $39,615. The loan bears interest of 9.01%. Principle and interest payments of $1,260 are due monthly through October 11, 2009.	37,734	-
On March 1, 2006, the Company entered into a loan agreement with a former franchisee to borrow $150,000 to purchase two treateries. The loan bears interest of 8.00% and the principal and interest become due on March 1, 2007 or earlier, in the event of certain conditions. The note is unsecured.	58,911	-
On December 26, 2006, the Company entered into a loan agreement with a member to borrow $750,000. The loan bears interest of 13.00% which is payable quarterly. The note is unsecured. The entire indebtedness becomes due on August 26, 2008 or earlier in the event of certain transfers or the sale or merger of the business.	750,000	-
Totals - to page 12	$1,234,943	$ -

	2006	2005
Totals – from page 11	$ 1,234,983	$ -
On February 28, 2005, the Company entered into a Loan and Security Agreement with a bank whereby the company was able to borrow up to $500,000. The loans bore interest at the bank's prime interest rate plus .5% and were secured by the Company's property and equipment.		
Additionally, the bank issued a line of credit on October 21, 2005 as collateral for a surety bond issued to the State of Maryland thereby releasing restricted funds from an escrow account for initial franchise fees. The balance was paid in full during the year ended 2006.	-	220,821
	1,234,983	220,821
Less current portion	878,581	68,928
Long-term portion	$ 356,402	$ 151,893

Long-term principal payments on the notes payable for the years ended are as follows:

2008	$ 78,904
2009	83,168
2010	78,891
2011	87,567
2012	27,872
	$ 356,402

Interest expense was $56,462, $27,030, and $-0- for the years ended 2006, 2005, and 2004, respectively.

6. ACQUISITION DEBT

In 1996, the Company entered into a purchase agreement with the previous owners of the MaggieMoo's system to purchase the then-existing assets of the system. A portion of the purchase price was based on future royalties through 2003. The obligation was to be paid quarterly beginning in 1999, is secured by certain furniture, tradenames and franchise agreements and is non-interest bearing. Certain amounts have been written off due to statutes of limitation on the obligation to make

these payments. Additionally, Management believes the seller has not lived up to its obligations and has made no payments under the purchase agreement.

7. CAPITAL LEASE OBLIGATIONS

The Company leases certain office equipment under various capitalized lease obligations which run through August 2008.

Future minimum lease payments under the capital leases are as follows at the year ended:

2007	$ 38,850
2008	15,377
	54,227
Less amount representing interest	2,509
Present value of minimum payments	51,718
Less current portion	38,850
Amount due after 2006	$ 12,868

8. MEMBERS' EQUITY

The Company's capital consists of common membership interests. Effective August 11, 2004, the Company adopted a Second Amended and Restated Operating Agreement and in connection therewith converted all issued and outstanding Series A interests into common interests. Allocations of profits, losses and proceeds from capital transactions are to be allocated among the members as follows: (a) first, to the interest holders pro rata in accordance with their total capital contributions until the interest holders have received distributions equal to their total capital contributions and (b) thereafter, to the interest holders on a pro rata and pari passu basis, in proportion to the number of interests held by each of them.

Members may not transfer any interests except transfers (a) pursuant to an effective registration statement under the Securities Act of 1933, as amended, (ii) to a Permitted Transferee (defined below) or (c) approved by the Operating Board, which such approval is in the sole discretion of the Operating Board. "Permitted Transferee" means (a) a transferee taking an interest pursuant to applicable laws of descent or distribution, (b) a trust whose beneficiary(ies) is an interest holder, interest holder's spouse or a descendant of an interest holder, (c) a wholly- or majority-owned affiliate of an interest holder, (d) another member, or (e) the Company.

During 2006, the Company issued 254,839 common interests to existing members for $138,386.

In December 2005, the Company issued 1,657,282 common interests to existing members for $845,214.

In July 2005, $20,385 in equity interests were issued in lieu of cash bonuses to employees at their election.

In September 2004, the Company issued 642,857 common interests and 321,429 warrants to existing members for $450,000. The warrants expire 5 years from the date of issuance and have an exercise price of $.70 per interest.

At year end 2006, 2005, and 2004 there are 9,613,009, 9,358,170, and 7,671,767 common interests outstanding, respectively. Also, as of these same dates, there are 640,820, 815,299, and 1,702,382 common interest warrants outstanding.

9. OPTIONS

The Employee Option Plan (the "Plan") provides for the grant of non-incentive options to employees and others. The Plan provides that options granted are exercisable at various rates stated in the particular individual's option grant agreement. The options are granted at an exercise price equal to fair market value on the date of the grant and are vested 20% to 25% for every year of employment.

A summary of the Plan activity for voting membership interests is as follows:

	Number of options	Weighted-average exercise price ($)	Exercise price per share ($)
Outstanding December 28, 2003	301,000	1.23	1.00 - 2.25
Exercised	-	-	-
Forfeited	(22,500)	1.83	1.00 - 2.25
Outstanding December 26, 2004	278,500	1.18	1.00 - 2.25
Exercised	(50,000)	1.25	1.00 - 2.25
Forfeited	(22,500)	1.00	1.00
Outstanding December 25, 2005	206,000	1.18	1.00 - 2.25
Exercised	-	-	-
Forfeited	-	-	-
Outstanding December 31, 2006	206,000	1.18	1.00 - 2.25

In 2001, the Class B non-voting common interest was created. A summary of Plan activity with respect to options to acquire non-voting common interests is as follows:

	Number of options	Weighted-average exercise price ($)	Exercise price per interest ($)
Outstanding December 28, 2003	1,038,580	0.80	0.60 - 2.25
Granted	372,500	1.05	1.00 - 2.25
Exercised	-	-	-
Forfeited	190,000	1.29	1.00 - 1.50
Outstanding December 26, 2004	1,221,080	0.80	0.60 - 2.25
Granted	442,440	0.72	0.70 - 1.00
Exercised	720,199	0.60	0.60 - 1.00
Forfeited	73,750	0.91	0.60 - 1.00
Outstanding December 25, 2005	869,571	0.77	0.60 - 2.25
Granted	415,000	0.70	0.70 - 0.70
Exercised	27,500	0.76	0.60 - 1.00
Forfeited	321,000	0.79	0.60 - 1.50
Outstanding December 31, 2006	936,071	0.73	0.60 - 2.25

As of 2006, 2005, and 2004 all of the voting options are vested and of the non-voting options, 307,321, 261,821, and 264,766 are vested, respectively.

10. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) savings plan. All employees who have at least six months of service and have attained age 21 are eligible. Employees are permitted to contribute up to 15% of their annual compensation limited by the amounts prescribed by the law. The Company did not elect to contribute to the plan in 2006, 2005, or 2004.

11. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to proceedings, lawsuits and other claims related to franchisees, suppliers and employees in the normal course of business. The Company is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after careful analysis of each matter. The required accrual may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing

with these matters. The Company believes it has adequate reserves for any such matters and that they will not have a material adverse effect on its financial condition or results of operations.

Employee Agreements

The Company has entered into various employment agreements with members of management as at-will employees. The company generally grants options to purchase non-voting common interests to such members of management.

Leases

The Company leases its facilities under non-cancelable operating lease arrangements that expire at various dates through 2015, most of which include options for renewal. Future minimum rental commitments under all non-cancelable operating leases for the years ended are as follows:

2007	$ 338,092
2008	302,775
2009	231,835
2010	59,774
Thereafter	268,840
	$ 1,201,316

Three of the six company owned stores are obligated for percentage rents for sales above a certain level. Percentage rent requirements were not reached in 2006, 2005, and 2004. Each lease has renewal options. In addition, the Company would be responsible for any pass through charges on such leases.

Rent expense amounted to $498,382, $344,280, and $327,257 for fiscal years 2006, 2005, and 2004, respectively.

The Company is the guarantor for 22 leases. Future contingent obligations under five of these leases are in an amount equal to one year's rent aggregating approximately $273,000.

The 17 other leases expire at various times through 2016 with aggregate base rents guaranteed for the years ended are as follows:

2007	$ 684,208
2008	687,012
2009	629,838
2010	619,025
2011	581,808
2012	498,647
Thereafter	701,657
	$ 4,402,195

12. SALE OF BUSINESS

On February 14, 2007, a definitive agreement was executed to sell the Company. The transaction was completed on February 28, 2007.